UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 4, 2017
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Deep Valley Drive, Suite 395, Rolling Hills Estates, California 90274
(Address of principal executive offices, including zip code)

(310) 541-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 4, 2017, the Company held its 2017 annual meeting of stockholders in Hong Kong. At the annual meeting, there were 11,341,890 shares entitled to vote, and 8,647,653 shares (76.24%) were represented at the meeting in person or by proxy.

At the annual meeting, George K. Broady, Yiu T. Chan, Kin Y. Chung, Randall A. Mason and Chris T. Sharng were elected directors by a plurality of the votes.

Also at the annual meeting, the Company’s stockholders voted to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

The following summarizes the vote results for these matters submitted to the Company’s stockholders for action at the annual meeting:

1.	The election of the following persons to serve as directors of the Company until the next annual meeting of stockholders:

Nominees	For	Withheld	Broker Non-Votes
George K. Broady	6,003,316	203,470	2,440,867
Yiu T. Chan	5,421,849	784,937	2,440,867
Kin Y. Chung	5,381,368	825,418	2,440,867
Randall A. Mason	6,040,356	166,430	2,440,867
Chris T. Sharng	6,043,167	163,619	2,440,867

2.	The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstentions
8,602,552	3,984	41,117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2017

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer